Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2010 Results

Announces Third Quarter 2010 Dividend

CHARLESTON, S.C. – July 27, 2010 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter ended June 30, 2010.

“While the pace of economic recovery remains uncertain, we saw increased evidence of stabilization and improvement in the nonprofit market during the second quarter,” said Marc Chardon, Chief Executive Officer of Blackbaud. “Revenue was at the high-end of our expectations and we experienced solid and increased demand for our expanding suite of subscription-based solutions and enterprise CRM offering, both of which will also have a positive financial impact in future periods.”

Chardon added, “During the second quarter, both our general markets and enterprise business units delivered solid results. In addition to an improvement in economic conditions, we believe that Blackbaud is executing well bringing new products and packaged offerings to market. We are excited by the market’s acceptance of these new solutions and are confident that we will continue to strengthen our market position and expand our market opportunity as we implement our long-term product roadmap.”

Blackbaud reported total revenue of $80.7 million for the quarter ended June 30, 2010, an increase of approximately 6% compared to $76.4 million for the second quarter of 2009. Income from operations and net income were $11.2 million and $6.8 million, respectively, compared with $10.8 million and $6.6 million, respectively, for the second quarter of 2009. Diluted earnings per share were $0.15 for the quarter ended June 30, 2010, compared with $0.15 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $15.8 million, representing a non-GAAP operating margin of approximately 20% and compared with $16.5 million in the same period last year.

Non-GAAP net income was $9.5 million for the quarter ended June 30, 2010, compared with $9.9 million in the same period last year. Non-GAAP diluted earnings per share were $0.22 for the quarter ended June 30, 2010, at the top of the Company’s guidance range and compared with $0.23 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the second quarter with $13.3 million in cash, down from $23.3 million at the end of the previous quarter due to using approximately $21.5 million in cash to purchase 958,000 shares of the company’s stock during the quarter. A portion of the stock repurchases was funded with the Company’s revolving credit facility; $3.5 million was outstanding under this facility at the end of the quarter. The Company generated $17.4 million in cash flow from operations during the second quarter.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “Blackbaud continues to deliver solid non-GAAP operating margins of approximately 20% at the same time we are investing in long-term growth initiatives and experiencing a growing percentage of product sales being recognized as revenue ratably. We plan to continue expanding the number of solutions that are sold on a subscription basis, and expect the company to gain natural operating leverage over the long-term as our base of recurring revenue scales.”

Williams added, “The strength of our subscription and maintenance revenue also is a key driver to the company’s cash flow. During the second quarter, we continued to return capital to shareholders in the form of dividends, in addition to resuming execution of our share repurchase program.”

Third Quarter 2010 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.11 per share payable on September 15, 2010, to stockholders of record on August 27, 2010. Additionally, effective August 1, 2010, the Board authorized a new program to repurchase up to $50 million of the Company’s common stock. The amount remaining under the Company’s prior share repurchase authorization, which expires on July 31, 2010, is $8.2 million.

Conference Call Details

Blackbaud will host a conference call today, July 27, 2010, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-719-9804 (domestic) or 719-325-4819 (international). A replay of this conference call will be available through August 3, 2010, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9764274. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and

the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$13,264	$22,769
Donor restricted cash	6,936	12,874
Accounts receivable, net of allowance of $2,887 and $3,559 at June 30, 2010 and December 31, 2009, respectively	61,991	50,220
Prepaid expenses and other current assets	17,698	18,155
Deferred tax asset, current portion	5,728	5,728

Total current assets	105,617	109,746
Property and equipment, net	23,315	22,507
Deferred tax asset	53,946	55,570
Goodwill	73,544	73,919
Intangible assets, net	39,171	42,019
Other assets	2,527	468

Total assets	$298,120	$304,229

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,616	$10,683
Accrued expenses and other current liabilities	22,077	25,974
Donations payable	6,936	12,874
Debt, current portion	4,217	1,288
Deferred revenue	138,175	129,412

Total current liabilities	182,021	180,231
Deferred revenue, noncurrent	7,316	6,172
Other noncurrent liabilities	1,493	1,720

Total liabilities	190,830	188,123

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 52,462,176 and 52,214,606 shares issued at June 30, 2010 and December 31, 2009, respectively	52	52
Additional paid-in capital	144,767	134,726
Treasury stock, at cost; 8,633,780 and 7,677,341 shares at June 30, 2010 and December 31, 2009, respectively	(155,897)	(134,382)
Accumulated other comprehensive loss	(485)	(201)
Retained earnings	118,853	115,911

Total stockholders’ equity	107,290	116,106

Total liabilities and stockholders’ equity	$298,120	$304,229

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2010	2009	2010	2009
Revenue
License fees	$6,972	$5,799	$12,139	$13,204
Services	20,886	22,465	40,975	43,594
Maintenance	30,957	28,821	61,554	56,832
Subscriptions	20,386	17,773	39,562	34,496
Other revenue	1,470	1,557	2,680	3,030

Total revenue	80,671	76,415	156,910	151,156

Cost of revenue
Cost of license fees	975	981	1,592	1,884
Cost of services	15,837	15,512	31,753	31,721
Cost of maintenance	5,925	5,432	11,695	10,580
Cost of subscriptions	7,616	7,038	14,842	13,778
Cost of other revenue	1,333	1,533	2,450	2,811

Total cost of revenue	31,686	30,496	62,332	60,774

Gross profit	48,985	45,919	94,578	90,382

Operating expenses
Sales and marketing	19,023	15,072	35,446	31,187
Research and development	11,710	11,301	22,619	22,762
General and administrative	6,901	8,513	15,298	17,452
Amortization	196	192	392	378

Total operating expenses	37,830	35,078	73,755	71,779

Income from operations	11,155	10,841	20,823	18,603
Interest income	23	37	43	99
Interest expense	(79)	(270)	(125)	(695)
Other income (expense), net	(185)	31	(182)	(130)

Income before provision for income taxes	10,914	10,639	20,559	17,877
Income tax provision	4,124	4,051	7,817	7,217

Net income	$6,790	$6,588	$12,742	$10,660

Earnings per share
Basic	$ 0.16	$ 0.15	$ 0.29	$ 0.25
Diluted	$ 0.15	$ 0.15	$ 0.29	$ 0.25

Common shares and equivalents outstanding
Basic weighted average shares	43,260,625	42,577,549	43,347,630	42,531,323
Diluted weighted average shares	44,027,307	43,333,871	44,126,259	43,141,654
Dividends per share	$ 0.11	$ 0.10	$ 0.22	$ 0.20

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2010	2009
Cash flows from operating activities
Net income	$12,742	$10,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,844	7,694
Provision for doubtful accounts and sales returns	702	1,285
Stock-based compensation expense	6,060	6,245
Excess tax benefits from stock based compensation	(1,040)	(464)
Deferred taxes	1,737	3,345
Other non-cash adjustments	(140)	69
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	(12,540)	(5,655)
Prepaid expenses and other assets	1,318	1,208
Trade accounts payable	1,411	(467)
Accrued expenses and other current liabilities	(3,517)	(262)
Donor restricted cash	5,929	6,849
Donations payable	(5,929)	(6,849)
Deferred revenue	10,109	10,870

Net cash provided by operating activities	24,686	34,528

Cash flows from investing activities
Purchase of property and equipment	(6,761)	(2,665)
Purchase of net assets of acquired companies, net of cash acquired	(390)	(2,258)
Purchase of intangible assets	(130)	-
Purchase of investment	(2,000)	-

Net cash used in investing activities	(9,281)	(4,923)

Cash flows from financing activities
Proceeds from issuance of debt	4,000	-
Proceeds from exercise of stock options	2,980	255
Excess tax benefits from stock based compensation	1,040	464
Payments on debt	(1,071)	(19,010)
Payments on capital lease obligations	(112)	(217)
Purchase of treasury stock	(21,542)	-
Dividend payments to stockholders	(9,839)	(8,807)

Net cash used in financing activities	(24,544)	(27,315)

Effect of exchange rate on cash and cash equivalents	(366)	(114)

Net increase (decrease) in cash and cash equivalents	(9,505)	2,176
Cash and cash equivalents, beginning of period	22,769	16,361

Cash and cash equivalents, end of period	$13,264	$18,537

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
GAAP revenue	$80,671	$76,415	$156,910	$151,156

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	834	-	2,041

Non-GAAP revenue	$80,671	$77,249	$156,910	$153,197

GAAP gross profit	$48,985	$45,919	$94,578	$90,382

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	834	-	2,041
Add back: Stock-based compensation expense (see table below)	667	631	1,372	1,284
Add back: Amortization of intangibles from business combinations (see table below)	1,540	1,575	3,046	3,153

Total Non-GAAP adjustments	2,207	3,040	4,418	6,478

Non-GAAP gross profit	$51,192	$48,959	$98,996	$96,860

Non-GAAP gross margin	63%	63%	63%	63%

GAAP income from operations	$11,155	$10,841	$20,823	$18,603

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	834	-	2,041
Add back: Stock-based compensation expense (see table below)	2,908	3,025	6,060	6,245
Add back: Amortization of intangibles from business combinations (see table below)	1,736	1,767	3,438	3,531

Total Non-GAAP adjustments	4,644	5,626	9,498	11,817

Non-GAAP income from operations	$15,799	$16,467	$30,321	$30,420

Non-GAAP operating margin	20%	21%	19%	20%

GAAP net income	$6,790	$6,588	$12,742	$10,660

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	4,644	5,626	9,498	11,817
Add back: Tax impact related to Non-GAAP adjustments	(1,943)	(2,292)	(3,905)	(4,363)

Non-GAAP net income	$9,491	$9,922	$18,335	$18,114

Shares used in computing Non-GAAP diluted earnings per share	44,027	43,334	44,126	43,142

Non-GAAP diluted earnings per share	$0.22	$0.23	$0.42	$0.42

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$414	$360	$850	$737
Cost of maintenance	178	157	355	314
Cost of subscriptions	75	114	167	233

Subtotal	667	631	1,372	1,284
Operating expenses
Sales and marketing	344	331	705	671
Research and development	704	686	1,415	1,397
General and administrative	1,193	1,377	2,568	2,893

Subtotal	2,241	2,394	4,688	4,961

Total stock-based compensation expense	$2,908	$3,025	$6,060	$6,245

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$115	$90	$209	$171
Cost of services	341	336	677	670
Cost of maintenance	306	325	603	650
Cost of subscriptions	760	806	1,520	1,625
Cost of other revenue	18	18	37	37

Subtotal	1,540	1,575	3,046	3,153

Operating expenses	196	192	392	378

Total amortization of intangibles from business combinations	$1,736	$1,767	$3,438	$3,531